Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMER SPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Equity	Ordinary Shares, par value EUR 0.0300580119630888 each, to be issued pursuant to the Amer Sports, Inc. 2024 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	39,159,968	$13.00	$509,079,584.00	$147.60 per $1,000,000	$75,140.15
Equity	Ordinary Shares, par value EUR 0.0300580119630888 each, to be issued pursuant to the Amer Sports, Inc. 2019 Stock Option Plan Rules	Rule 457(c) and Rule 457(h)	11,499,803	$13.00	$149,497,439.00	$147.60 per $1,000,000	$22,065.83
Equity	Ordinary Shares, par value EUR 0.0300580119630888 each, to be issued pursuant to the Amer Sports, Inc. 2023 Stock Option Plan Rules	Rule 457(c) and Rule 457(h)	3,411,620	$13.00	$44,351,060.00	$147.60 per $1,000,000	$6,546.22
Total Offering Amounts					$702,928,083		$103,752.20
Total Fee Offsets (4)
Net Fee Due							$103,752.20

(1)	This Registration Statement on Form S-8 covers ordinary shares, par value EUR 0.0300580119630888 per share (“Ordinary Shares”), of Amer Sports, Inc. (the “Registrant”) (i) authorized for issuance under the Amer Sports, Inc. 2024 Omnibus Incentive Plan (the “Omnibus Plan”), (ii) authorized for issuance under the Amer Sports, Inc. 2019 Stock Option Plan Rules (the “2019 ESOP”), (iii) authorized for issuance under the Amer Sports, Inc. 2023 Stock Option Plan Rules (the “2023 ESOP”) and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Ordinary Shares that may become issuable under the Omnibus Plan, the 2019 ESOP or the 2023 ESOP by reason of any stock split, stock dividend or similar transaction involving the Ordinary Shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the price per share of the Registrant’s initial public offering.

(3)	Rounded up to the nearest cent.

(4) The Registrant does not have any fee offsets.